                                                                   EXHIBIT 10.17


                          COSMOPOLITAN CORPORATE CENTRE
                                    PHASE II



     THIS INDENTURE made (in quadruplicate) the 28th day of May, 1997.

BETWEEN:

                             1211486 ONTARIO LIMITED

                         (herein called the "Landlord")

                                                               OF THE FIRST PART


                                     - and -


                               MCDATA CORPORATION

                          (herein called the "Tenant")

                                                              OF THE SECOND PART



          WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained, the Landlord and the Tenant covenant and agree as follows:

1. PREMISES - The Landlord hereby leases to the Tenant those certain premises known as Suite No. 1000 (the "Premises"), contained in the building known as "Cosmopolitan Corporate Centre - Phase II" (the "Building"), situate on the lands having a municipal address of 111 Gordon Baker Road, North York, Ontario and which lands are more particularly described in Schedule "A" hereto annexed (the "Phase II Lands").

     The Premises comprise:

          (i) 10th floor of the Building and contain a Rentable Area of 16,410 square feet; and, more particularly, shown for the purpose of identification only and not by limitation or enlargement, as being outlined in red on Schedule "B" hereto annexed. The Premises shall exclude all structural elements of the Building and all pipes, wires, ducts shafts and other installations therein forming part of the original base building mechanical system, but the Premises shall include all leasehold improvements, trade fixtures, additions, installations (other than those specifically excluded above) and partitions therein.

2. TERM - To have and to hold the Premises for and during the term (hereinafter called the "Term") of two (2) years to be computed from the 1st day of August, 1997 and from thenceforth next ensuing and fully to be completed and ended on the 31st day of July, 1999 subject to the existing tenant surrendering vacant possession of the Leased Premises.

3. RENTAL - Yielding and paying therefor yearly and during the period from the 1st day of August, 1997 to the 31st day of October, 1998 unto the Landlord, its successors and assigns, the sum of fifty-seven thousand four hundred and thirty-five dollars ($57,435 dollars) of lawful money of Canada, to be payable, in advance in equal monthly instalments of four thousand seven hundred and eight dollars and twenty-five cents ($4,786.25) each on the first day of each month during the Term to the Landlord. The first of such instalments to be paid on the 1st day of August, 1997. If the Term commences on any day other than the first or ends on any day other than the last day of the month, rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro-rata. The foregoing rental is based upon $3.50 per square foot per annum times the Rentable Area of the Premises of 16,410 square feet. Yielding and paying therefor yearly and during the period from the 1st day of November, 1998 to the 31st day of July, 1999 unto the Landlord, its successors and assigns, the sum of one hundred and six thousand six hundred and sixty-five dollars ($106,665 dollars) of lawful money of Canada, to be payable, in advance in equal monthly instalments of eight thousand eight hundred and eighty-eight dollars and seventy-five cents ($8,888.75) each on the first day of each month during the Term to the Landlord. The first of such instalments to be paid on the 1st day of November, 1998. If the Term commences on any day other than the first or ends on any day other than the last day of the month, rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro-rata. The foregoing rental is based upon $6.50 per square foot per annum times the Rentable Area of the Premises of 16,410 square feet.

     Provided that in the event of default, interest shall accrue and be payable by the Tenant on arrears of rent and all other amounts payable hereunder at the rate, per annum, equal to Royal Bank of Canada's prime commercial lending rate of interest in effect in Canada, from time to time, plus four per cent (4%). Such interest shall be calculated and compounded monthly from the time such rental arrears and other amounts first become due and payable until such rental arrears and amounts and all interest thereon are paid in full by the Tenant.

4. DEFINITIONS - In this lease the following terms shall have the following meanings ascribed to them:

     (a) "TOTAL MAINTENANCE COST" means the total amount of all costs, expenses or amounts incurred, whether by the Landlord or others on behalf of the Landlord, in connection with the complete maintenance, operation, management and repair of any of:

          (i)   the Premises and the Building of which the Premises form part;
          (ii) the Common Inside Areas and Common Outside Areas and Facilities (both as hereinafter defined); and
          (iii) other items, components and improvements used or enjoyed by the Tenant in common with others including without limiting the generality of the foregoing all fixtures, fittings, lights, boilers, pipes, plant machinery, elevators, elevator shafts, heating and air-conditioning equipment, lobbies, entrances, stairs, passages, washrooms, walls, fences, gutters, drains, walkways, driveways, parking areas (whether surface, underground or podium, covered or uncovered), ramps, shipping and receiving areas, flower beds, lawns and other areas situate within the limits of the Phase II Lands;

          which shall include, without limiting the generality of the foregoing and without duplication, the cost of all repairs and replacements required for such operation and maintenance; all costs in respect of any heating, ventilating and air-conditioning equipment; all capital expenditures made by the Landlord in an effort to promote energy conservation as set out in paragraph 5(v) of this lease; the cost of operating and maintaining elevators; the cost of providing hot and cold water; depreciation (in accordance with generally accepted accounting principles from time to time) of all capital and maintenance equipment which by its nature requires periodic replacement including all heating, ventilating and air-conditioning equipment; the cost of electricity and public utilities including lighting not otherwise charged to tenants; the cost of snow, ice and refuse clearance and removal; parking lot maintenance, repairs and striping, landscape maintenance and window cleaning; the cost of insuring the Building of which the Premises form part for the full cost of reinstatement against loss or damage on an "all risks" basis (including flood and earthquake), boiler and machinery insurance, public liability insurance and loss of rental income insurance; accounting costs incurred in connection with preparation of statements and opinions for tenants and the reasonable cost of collecting payments of all amounts payable by tenants; the cost of providing janitor and security service and security devices for the Premises and the Building such as are in keeping with maintaining the standard of a prestige office building; the cost of all rental equipment and building supplies used by the Landlord for all such operations and maintenance or any other purpose; amounts paid on service contracts; the amount of all salaries, wages and benefits paid to or on behalf of persons engaged in cleaning, supervision, maintenance, operation, management and repair; any business taxes which may be imposed on the Landlord by reason of its operation of the Building or parts thereof; any management fees or charges of managing agents, or the Landlord's charges in lieu thereof if the Landlord undertakes management of the Building (which charges shall be an amount per year equal to four percent (4%) of the gross income, including all rent, additional rent and parking and storage rent of the Building).

          Total Maintenance Cost shall not include interest on the Landlord's debt or capital retirement of debt or amounts directly chargeable to capital account. In calculating Total Maintenance Cost, if less than ninety-seven percent (97%) of the Building is occupied by tenants (including the Tenant), then the amount of such Total Maintenance Cost shall be deemed to be increased to an amount equal to the amount of Total Maintenance Cost which would have been incurred had ninety-seven percent (97%) of the Building been occupied by tenants throughout the entire period for which Total Maintenance Cost is being calculated.

          With respect to any such costs, expenses or amounts incurred on other parts of the Complex, the Landlord shall have the right from time to time to reasonably allocate and reallocate such costs, expenses and amounts among the Building and the Phase II Lands and any and all further phases or portions of the Complex built from time to time, and the amount so allocated to the Building and the Phase II Lands shall constitute part of Total Maintenance Cost.

     (b) "PROPORTIONATE SHARE" means the fraction which has as its numerator the Rentable Area (which includes, in the case of premises forming part only of a floor of the Building, the Additional Area as hereinafter defined) of the Premises and has as its denominator the Total Rentable Area of the Building whether rented or not, subject only to the adjustments which follow. The "Total Rentable Area of the Building" shall be calculated as if the Building were entirely occupied by tenants renting whole floors, and shall be the total of the Rentable Areas of all premises leased or set aside from time to time by the Landlord for leasing in the Building, but excluding parking and storage areas and areas housing building systems, and shall include the areas of all corridors, lobbies and other areas from time to time set aside by the Landlord for common use on all floors of the Building (excluding those common areas at the ground level of the Building, such entrance lobbies and other areas from time to time designated by the Landlord). The calculation of the Total Rentable Area of the Building whether rented or not has been determined upon completion of the Building and shall be adjusted from time to time to give effect to any structural or functional change affecting same. The calculation of the Rentable Area of the Premises shall be adjusted from time to time to give effect to any change therein during the Term. Provided that if any tenant, pursuant to its lease or otherwise, performs at its own cost any service or aspect of those items the cost of which would normally constitute a part of Total Maintenance Cost, then the Landlord shall alter the above fraction for such services or aspects as may be necessary to provide equitable distribution of Total Maintenance Cost among the tenants provided with the said services.

     (c)  "RENTABLE AREA" means:

          (i) for Premises which comprise the whole of a floor of the Building, all areas within the outside walls on such floor. The Rentable Area for whole floor Premises shall be computed by measuring to the inside surfaces of the glass outer building walls, without deduction for columns and projections necessary to the Building, but shall not include stairs, elevator shafts or mechanical ducts supplied by the Landlord for use in common with other tenants in the Building;

          (ii) for Premises which comprise part of a floor of a Building, all areas occupied by the Tenant on such floor. The Rentable Area for part floor Premises shall be computed by measuring from and to whichever of the following form the boundaries of the Premises: the inside surface of the glass outer building walls; the centre of partitions which separate the Premises from adjoining rentable or service areas; and the office side of corridors or other permanent partitions; all without deduction for columns and projections necessary to the Building; but shall not include stairs, elevator shafts or mechanical ducts supplied by the Landlord for use in common with other tenants in the Building.

               In calculating the Rentable Area for part floor Premises, the area of the Premises, as calculated in accordance with the foregoing formula, shall be increased by an area (the "Additional Area") equal to the fraction of the total area of the corridors (measured to the corridor side of the corridors), elevator lobbies, service elevator lobbies, toilets, air-conditioning rooms, fan rooms, janitor's closets telephone and electrical closets and other closets serving the Premises in common with other premises on such floor, which fraction has its numerator the Rentable Area of the Premises (calculated in accordance with the foregoing formula but without addition of the Additional
               Area), and has as its denominator the sum of all Rentable Areas of all premises, (calculated in accordance with the foregoing formula but without addition of the Additional Area), including the Premises, on such floor. The common areas at the ground level of the Building, such as entrance lobbies and other areas from time to time designated by the Landlord, shall be excluded from the foregoing calculations.

               The Landlord shall cause the Landlord's Architect to measure and certify the Total Rentable Area of the Building and the Rentable Area of the Premises, prior to, or as soon as reasonably possible after, the commencement of the Term, and thereafter from time to time, as may be appropriate, throughout the Term. Such certificates issued by the Landlord's Architect shall be provided to and be conclusive and binding upon the Tenant. Any necessary adjustments to the rent, as a result of such certificates, shall be confirmed in writing by the parties.

        (d) "LANDLORD'S ARCHITECT" means a qualified architect, engineer or Ontario Land Surveyor from time to rime retained, chosen or employed by the Landlord.

        (e) "COMMON OUTSIDE AREAS AND FACILITIES" means the walls, fences, gutters, drains, parking areas (whether surface, underground or podium, covered or uncovered), shipping and receiving areas, driveways, walkways, flower beds, lawns and other areas situate within the limits of the Phase II Lands, ramps and other common outside areas in or about the Building as may from time to time be designated by the Landlord for the use or benefit of customers while visiting the Building or for the purpose of ingress to or egress from the Premises, including, without limiting the generality of the foregoing, driveways, walkways, parking facilities and landscaping outside the limits of the Phase II Lands, but which are facilities serving the Building and shared with the owners and occupants of the lands and premises adjoining or contiguous to the Phase II Lands. Except as specifically permitted herein, with respect to the parking areas, the Tenant, its employees, invitees and licensees shall not be entitled to the exclusive use of any parking space or spaces, but shall share and use the same reasonably in common with other tenants of the Building, their employees, invitees and licensees. Notwithstanding the foregoing, the Landlord shall have the right (but shall not be obligated) during the Term, to designate parts of the parking areas for the exclusive use of the Tenant, its employees, invitees or licensees or for the exclusive use of any other tenant or tenants of the Building, their employees, invitees and licensees.

        (f) "COMMON INSIDE AREAS" means the elevators, elevator shafts, stairs, passages and washrooms, lobbies, corridors and entrances used in common by tenants at ground level and all other levels of the Building from time to time, and include any Links which from time to time form part of the Complex.

        (g) "COMPLEX" means the Building and the Phase II Lands as well as any portion or portions or the whole of those lands described and referred to in Schedule "C" annexed hereto which may from time to time be designated by the Landlord as forming part of the Complex; provided that no portion shall be designated as forming part of the Complex unless and until there has been constructed to the point of substantial completion thereon either an office building or hotel with an all-weather enclosed pedestrian access from such office building or hotel to the Building (the "Link" or "Links") or all-weather enclosed access to the Building by a combination of Links and other office building or buildings and/or hotel.

        (h) "LINKS" means the Links as described and defined in the preceding sub-paragraph (g).

5.   TENANT'S COVENANTS - The Tenant's Covenants with the Landlord:

     (a) To pay as rent, the rental under Section 3 and all other additional rent, and amounts payable by the Tenant under this Lease, in each case without deduction, abatement or set off except as otherwise expressly provided in this Lease; and

     (b)  To pay:

          (i) for all costs, including engineering services, incurred or paid by the Landlord for the alterations or modifications to either the Premises or the Building necessitated by the erection of any installations, modifications, alterations, additions or partitions made or caused to be made by the Tenant pursuant to the provisions of sub-paragraph(s) of this paragraph 5 including, without limitation, the removal, modification, and re-installation and redesign of the mechanical and electrical systems of the Building, together with any affected ceiling, wall or floor areas of the Premises or the Building;

          (ii) all charges for telephone, electric current and all other utilities supplied to or used in connection with the Premises, and the total cost of any replacement of electric bulbs, tubes, starters and ballasts in the Premises; if there are no separate meters for measuring the consumption of such utilities, the Tenant shall pay to the Landlord, in advance by monthly instalments as additional rent, such amount as may be reasonably estimated by the Landlord from time to time as the cost of such utilities for the Premises; the Tenant shall advise the Landlord forthwith of any installations, appliances or business machines used by the Tenant and consuming or likely to consume large amounts of electricity or other utilities and further on request shall promptly provide the Landlord with a list of all installations, appliances and business machines used in the Premises, and the Landlord shall have the right to require the Tenant to install a separate meter at the Tenant's expense;

         (iii) costs incurred as a result of the Tenant using the Premises during periods other than 8:00 A.M. - 6:00 P.M. Monday to Friday, excluding public or statutory holidays, which at the discretion of the Landlord may be charged to the Tenant in addition to all other charges payable under this lease, and which when received from the Tenant will be credited to Total Maintenance Cost before Proportionate Share is determined.

     (c) And to pay to the Landlord as additional rent within ten (10) business days following receipt by the Tenant of written notice of the amounts owing the Tenant's Proportionate Share of the Total Maintenance Cost, if any.

          Any amounts payable by the Tenant to the Landlord pursuant to the provisions of this sub-paragraph (c) of this paragraph 5 shall be determined and certified by the Landlord following the end of the calendar year for which such amount is payable. If only part of the final calendar year is included within the Term, any such amount payable for such period shall be pro-rated accordingly and shall be paid on the date the Term ends. Any balance remaining unpaid or any excess paid shall, notwithstanding such termination, be adjusted between the Landlord and the Tenant within a reasonable period thereafter.

          The Landlord shall be entitled in any year, upon at least ten (10) days' notice to the Tenant, to require the Tenant to pay monthly, on the date for payment of monthly rental instalments and in addition thereto, as additional rent, an amount equal to 1/12th of the amount estimated by the Landlord to be the amount of the Tenant's Proportionate Share of the Total Maintenance Cost for such year. The Landlord shall be entitled subsequently during the year upon at least ten (10) days' notice to the Tenant to revise its estimate of the amount of the Tenant's Proportionate Share of the Total Maintenance Cost and the said monthly payment accordingly. All amounts received under this provision in any year on account of the estimated amount of the Tenant's Proportionate Share of the Total Maintenance Cost shall be applied in reduction of the actual amount of the Tenant's Proportionate Share of the Total Maintenance Cost for such year. If the said amount received is less than the actual amount of the Tenant's Proportionate Share of the Total Maintenance Cost the Tenant shall pay any deficiency to the Landlord as additional rent within ten
          (10) days following receipt by the Tenant of notice of the amount of any deficiency. If the said amount received is greater than the actual amount of the Tenant's Proportionate Share of the Total Maintenance Cost the Landlord shall refund the excess to the Tenant within a reasonable time after the end of the year in respect of which the payments were made.

     (d) JANITORIAL SERVICES - And that the Tenant shall bear the cost of janitorial services for the Premises, including, without limitation, all sweeping and cleaning of carpeting, floors, the inside of windows, blinds and furniture. Such janitor services shall be performed for or supplied to the Tenant by employees of or contractors designated by the Landlord and the cost thereof shall be borne by the Tenant and be included in Total Maintenance Cost. The Landlord shall not be responsible for any act of omission or commission on the part of the employees or contractors or any other person employed to perform or supply such janitor services.

     (e) BUSINESS TAX AND SCHOOL TAX - And to pay business and other governmental taxes, charges, rates, duties and assessments levied in respect of the Tenant's occupancy of the Premises or in respect of the personal property or business of the Tenant on the Premises as and when the same become due and also if the Tenant or any assignee or subtenant of the Tenant shall elect to have the Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord, as soon as the amount of the separate school taxes is ascertained, any amount by which the separate school taxes exceed the amount which would have been payable for school taxes had such election not been made.

     (f) REPAIR - And to repair, maintain and keep the Premises and all of the Tenant's equipment, furnishings and chattels therein in good and substantial repair as a prudent owner would do, reasonable wear and tear only excepted; and that the Landlord may enter and view the state of repair, and that the Tenant will repair in accordance with notice in writing within fifteen (15) days or such longer period as is reasonable in the circumstances after such written notice is given to the Tenant; and that the Tenant will leave the Premises in good repair, reasonable wear and tear only excepted; provided that if the Tenant neglects to so maintain or to make such repairs promptly after notice, the Landlord may, at its option, do such maintenance or make such repairs at the expense of the Tenant, and in any and every such case the Tenant covenants with the Landlord to pay to the Landlord forthwith as additional rent all sums which the Landlord may have expended in doing such maintenance and making such repairs;

          provided further that the doing of such maintenance or the making of any repairs by the Landlord shall not relieve the Tenant from the obligation to maintain and repair.

     (g) REPAIRS WHERE TENANT AT FAULT - That if the Complex or the Building, including the Premises, the elevators, boilers, engines, pipes and other apparatus (or any of them) used for the purpose of heating or air-conditioning the Complex or the Building, or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Complex or the Building or the roof or outside walls of the Complex or the Building get out of repair or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant, his servants, agents, employees or anyone permitted by him to be in the Complex or the Building; or through him or them in any way stopping up or injuring the heating apparatus, elevators, water pipes, drainage pipes or other equipment or part of the Building, the expense of all necessary repairs, replacements or alterations shall be borne by the Tenant who shall pay the same to the Landlord forthwith on demand.

     (h) GLASS, LOCKS AND TRIMMINGS - That all glass, locks and trimmings of the doors and windows in or upon the Premises and in or upon the interior or exterior walls or doors abutting or forming part of the Premises shall be kept whole and whenever broken due to negligence, wilful act of accident on the part of the Tenant, its employers or invitees, shall be immediately replaced or repaired under the direction and to the reasonable satisfaction of the Landlord and that such replacements and/or repairs shall be paid for by the Tenant. Provided that all repairs to or replacements of any locks or windows shall only be done by a person specified by the Landlord, subject to the foregoing provisions with respect to payment for such repairs or replacements.

     (i) ASSIGNING OR SUBLETTING - That he will not, except as hereinafter permitted, assign this lease or sublet or franchise, license or otherwise part with or share possession of the Premises, or any part thereof, without leave which leave shall not be unreasonably withheld, provided nevertheless:

          (a) that where the rent or any other payment to the Tenant under any such sublease shall exceed the rent due to the Landlord under this lease so far as applicable to the premises comprised in such sublease, such excess of the rent or other payment due under such sub-lease shall be payable in full to the Landlord as additional rent in addition to all other rent due to the Landlord hereunder,

          (b) that no leave shall be required in the case of an assignment or subletting by the Tenant (if a corporation) to another corporation that is owned or controlled by the Tenant;

          (c) that the Landlord shall be entitled to withhold leave arbitrarily if the Landlord exercises the right hereinafter set out in clause
               (D) of this sub-paragraph (i);

          (d) that if the Tenant requests the Landlord's consent to an assignment of this lease or to a subletting, franchising, licensing, parting with or sharing possession of the whole or any part of the Premises to or with any person, firm or corporation (other than to one of the kinds of corporation referred to in clause (b) of this sub-paragraph (i)) the Tenant shall submit to the Landlord the name of the proposed assignee, subtenant, franchisee, licensee or other person and such information as to the nature of its business and its financial responsibility and standing as the Landlord may reasonably require. Upon the receipt of such request and information from the Tenant the Landlord shall have the rights, exercisable in writing within fourteen (14) days after such receipt, to cancel and terminate this lease if the request is to assign this lease or to sublet, franchise, license or otherwise part with possession of all of the Premises, or, if the request is to assign, sublet, franchise, license or otherwise part with or share possession of a portion of the Premises only, to cancel and terminate this lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such right, which shall be neither less than sixty (60) nor more than one hundred and twenty
               (120) days following the service of such notice; if the Landlord shall exercise such right the Tenant shall surrender possession of the entire Premises or the portion which is the subject of the right, as the case may be, on the date set forth in such notice in accordance with the provisions of this lease relating to surrender of the Premises at the expiration of the Term. If this lease shall be cancelled as to a portion of the Premises only, the rent payable by the Tenant under this lease shall be abated proportionately. If the Landlord shall not exercise the right to cancel this lease as above provided after the receipt of the Tenant's written request, then the Landlord's consent to such request shall not be unreasonably withheld. In no event shall any assignment, subletting, franchising, licensing, or other parting with or sharing of possession to which the Landlord may have consented or for which the Landlord's consent is not required, release or relieve the Tenant from his obligations fully to perform all the terms, covenants and conditions of this lease on his part to be performed;

          (e) all reasonable costs of the Landlord in respect of any such assignment or sublease or other dealing with this lease or the Premises shall be forthwith paid upon demand as additional rent by the Tenant or its assignee, subtenant, franchisee or licensee; and

          (f) the Tenant shall not advertise or allow the Premises or a portion thereof to be advertised as being available for assignment, sublease or otherwise without the prior written approval of the Landlord as to the form and content of such advertisement, which approval shall not be unreasonably withheld, provided that no such advertising shall contain any reference to the rental rate of the Premises.

          (g) Notwithstanding anything to the contrary herein contained, the Tenant covenants and agrees with the Landlord that the Tenant shall not assign, sublet, franchise, license, or otherwise part with or share possession of the Premises or any part thereof for the purpose of:

               i)   a printing or duplicating or photocopying business;
               ii) a smoke shop operation which conducts the business of the sale at retail of tobacco and related items, newspapers, magazines, periodicals, paperbacks, confections of a prepackaged or wrapped variety, canned or bottled soft drinks and juices, convenience pharmaceutical, greeting cards, sundries, ladies hosiery, cartoned milk, lottery tickets, T.T.C. supplies, video movie rentals, and Canada Post supplies;
               iii) general dental and medical offices;

               iv) a sit down and/or take-out restaurant or fast food restaurant or any restaurant of any nature or kind whatsoever;
               v)   a retail travel agency bank;
               vi)  a bank.

     (j) RULES AND REGULATIONS - That the Tenant and his employees and all persons visiting or doing business with them on the Premises shall be bound by and will observe and perform the Rules and Regulations annexed hereto as Schedule "D" and any further and other Rules and Regulations of general application to the Building and/or its use made hereafter by the Landlord of which notice in writing shall be given to the Tenant and all such Rules and Regulations shall be deemed to be incorporated in and form part of this lease.

     (k) USE OF PREMISES AND INSURANCE - That the Premises shall be used only for the purpose of an office and the Tenant will not carry on or permit to be carried on therein any other trade or business and that the Tenant will not do or omit or permit to be done or omitted upon the Premises anything which shall cause the rate of insurance policy on the Building or the Complex to be increased or any insurance policy on the Building or the Complex to be cancelled and if the Tenant shall be in breach of these provisions, the Tenant shall not only be responsible for all consequences flowing therefrom and shall indemnify the Landlord in respect thereof, but (i) if the rate of insurance on the Building or the Complex be increased by reason of the use made of the Premises or by reason of anything done or omitted or permitted to be done or omitted by the Tenant or by anyone permitted by the Tenant to be upon the Premises, the Tenant will pay to the Landlord on demand the amount of such increase which amount shall be recoverable as rent; and (ii) if any insurance policy upon the Building or the Complex shall be cancelled by the insurer by reason of the use or occupation of the Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Premises the Landlord may at its option determine the Term forthwith by leaving upon the Premises notice in writing of its intention so to do and thereupon rent and any other payments for which the Tenant is liable under this lease shall be apportioned and paid in full to the date of such determination and the Tenant shall immediately deliver up possession of the Premises to the Landlord and the Landlord may re-enter and take possession of the same.

          Provided that subject to the provisions of the next above paragraph hereof, if the amount of any insurance premium payable by the Landlord in respect of the Premises in any calendar year shall exceed the amount of the said insurance premium payable in the first calendar year of the Term due to no fault of the Tenant, the Tenant shall pay his Proportionate Share of such increase forthwith upon its becoming due and payable. If the Tenant fails to pay his Proportionate Share of such increase promptly, the Landlord may pay the same and such amount paid by the Landlord shall constitute rent in arrears under this lease.

     (l) OBSERVANCE OF LAW - In its use and occupation of the Premises, not to violate any and to comply with every law, by-law, ordinance, order, rule, regulation or requirement of any federal, provincial or municipal government or any department, commission, board or officer thereof and with any application, regulation or order of the Canadian Underwriters Association, or any body having a similar function, or of any liability or fire insurance company by which the Landlord or Tenant may from time to time be insured.

     (m) ASHES, REFUSE, ETC. - That the Tenant shall not use any outside garbage or other containers, nor allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Premises and will at all times keep the Premises in clean and wholesome condition. The Tenant further covenants that the Tenant will not upon the termination of the Term leave upon the Premises any rubbish or waste material and will leave the Premises in a clean and tidy condition.

     (n) WASTE AND NUISANCE - Not to make or suffer any waste or cause or allow to be caused any damage, disfiguration or injury to the Premises or the fixtures and equipment thereof or permit or suffer any overloading of the floors thereof; and not to use or permit to be used any part of the Premises for any dangerous, noxious or offensive trade, business or other activity; and not to cause or maintain any nuisance in, at or on the Premises.

     (o) ENTRY BY LANDLORD - To permit the Landlord or its agents to enter upon the Premises at any reasonable time and from time to time upon reasonable notice for the purpose of inspecting and of making repairs, alterations or improvements to the Premises, the Building or the Complex and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby; provided that the foregoing shall be done in such a manner as to interfere as little as is reasonable with the Tenant's business.

     (p) INDEMNITY - To indemnify and save harmless the Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from or out of any act or negligence of the Tenant or any assignee, sub-tenant, agent, contractor, servant, employee or licensee of the Tenant and against and from all costs, counsel fees, expenses and liabilities incurred in connection with any such claims or any actions or proceedings brought thereon.

     (q) FLOOR PLANS - That the Tenant acknowledges and agrees that the floor plan annexed hereto as Schedule "B" and whereon the Premises are identified in red is provided for ready reference only, and that in the event of any discrepancy between the Premises as referred to in the provisions of this lease and the Premises as identified in Schedule "B", the provisions of this lease shall govern.

     (r) EXHIBITING PREMISES - To permit the Landlord or its agents upon giving reasonable notice to exhibit the Premises to prospective tenants during normal business hours of the last twelve (12) months of the Term.

     (s) ALTERATIONS, ETC. - That the Tenant will not, without the prior written consent of the Landlord, make or erect in or to the Premises any installations, alterations, additions, partitions, repairs or improvements, or do anything which might affect the proper operation of the electrical, lighting, heating, ventilating, air-conditioning, sprinkler, fire protection or other systems; without limiting the generality of the foregoing, the Tenant will not, without the prior written consent of the Landlord and except as directed by the Landlord, permit any hole to be drilled or made or nails, screws, hooks or spikes to be driven into the floors of the Building; the Tenant's request for such consent shall be in writing and accompanied by an adequate description of the contemplated work, and where appropriate, working drawings and specifications therefor; the Landlord's costs of having its architects, engineers or others examine such drawings and specifications shall be payable by the Tenant upon demand as additional rent; the Landlord may require that any or all work to be done hereunder be done by the Landlord's contractors or workmen or by contractors or workmen engaged by the Tenant but first approved by the Landlord, and all work shall be subject to inspection by and the reasonable supervision of the Landlord and shall be performed in accordance with all laws and any reasonable conditions (including a reasonable supervision fee of the Landlord to be paid by the Tenant) imposed by the Landlord and completed in a good and workmanlike manner and with reasonable diligence in accordance with the approvals given by the Landlord; any connection of apparatus to the Building systems shall be deemed to be an alteration within the meaning of this paragraph; the Tenant shall, at its own cost and before commencement of any work, obtain all necessary building or other permits and keep same in force and the Tenant shall promptly pay all charges incurred by it for any work, labour, materials or services and shall not suffer or permit during the Term any construction or other liens for work, labour, services or materials ordered by it or for the cost of which it may be in any way obligated to attach to the Premises, the Building or the Complex; whenever and so often as any such liens shall attach or claims therefor be filed the Tenant shall within fifteen (15) days after the Tenant has notice of the claim for lien obtain the discharge thereof by payment of by giving security or in such other manner as is or may be required or permitted by law; if the Tenant fails to so discharge any liens, the Landlord may (but shall be under no obligation to) pay into court the amount required, or otherwise obtain a discharge of the lien in the name of the Tenant and any amount so paid together with all costs incurred in respect of such discharge shall be payable by the Tenant to the Landlord forthwith upon demand plus interest on all such amounts at the rate hereinbefore set out; the Tenant shall not create any mortgage, conditional sale agreement, or other encumbrance in respect of its leasehold improvements or trade fixtures nor shall the Tenant lease the same from any third party; notwithstanding
          Section 11 and any other provision anything herein contained, the Landlord may require subject to Sections 42 and 43 that the Tenant, upon expiration of the Term, at the Tenant's sole expense, restore the Premises to the condition that they were in prior to such alterations or additions.

     (t) SIGNS - That except as otherwise permitted in this lease, the Tenant will not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside or inside of the Building or on the Premises provided that at the request of the Tenant, the Landlord will cause a sign showing the name of the Tenant, the Landlord will cause a sign showing the name of the Tenant to be placed at the doors of the Premises leading to the public corridors and on the directory board on the ground floor of the Building; the colour, size, style, character and material of such liens shall be such as the Landlord shall determine and the cost of such signs shall be paid by the Tenant forthwith upon demand as additional rent.

          Provided the Tenant is McDATA Corporation and is in occupancy of the Premises, the Tenant shall be permitted to install, at its own expense, its corporate name and logo on the second floor podium level immediately north of the connection to 105 Gordon Baker Road. Installation, design and sizing shall be in keeping with the quality of the Building and further subject to the Landlord and its consultant's approval. The Tenant shall be required to obtain municipal approvals as necessary. Signage to comprise individual letters (no box signs). Costs of installation, insurance, maintenance and all approvals shall be at the Tenant's expense. Provided the Tenant is McDATA Corporation and is in occupancy of the Premises, the Tenant shall be entitled to install at its expense, its name on the existing pylon sign located in front of the Building. The Tenant shall be responsible for removal of all signage at expiry or earlier termination thereof of its Lease, and to restore the exterior of the Building to the state that existed prior to the installation of such signage.

          Provided the Tenant is McDATA Corporation and is in occupancy of the Premises, the Tenant shall be permitted to prominently display its name and logo in the 10th floor elevator lobby. Sizing, design and installation shall be subject to the Landlord's and Landlord's consultant's reasonable approval.

     (u) NAME OF BUILDING - Not to refer to the Building or the Complex by any name other than that designated from time to time by the Landlord nor use the name of the Building or the Complex for any purpose other than that of the business address of the Tenant.

     (v) ENERGY CONSERVATION - To co-operate with the Landlord in conserving energy of all types in the Building, including complying at the Tenant's own cost with all reasonable requests and demands of the Landlord made with a view to energy conservation; any reasonable capital expenditures made by the Landlord in an effort to promote energy conservation shall be depreciated in accordance with generally accepted accounting principals and such depreciation shall be added to Total Maintenance Cost.

     (w) CERTIFICATES - That the Tenant will at any time from time to time, at no cost to the Landlord, and upon not less than ten (10) days' prior notice, execute and deliver to the Landlord or such other parties as designated by the Landlord, a statement in writing certifying that this lease is unmodified and in full force and effect (or if modified stating the modifications and that the lease is in full force and effect as modified), the amount of annual rental then being paid hereunder, the dates to which the same, by instalments or otherwise, and other charges hereunder have been paid, whether or not there is any existing default on the part of the Landlord of which the Tenant has notice, and any other information reasonably required.

     (x) TENANT INSURANCE - At its expense to maintain in force during the Term and any renewals thereof:

          (i) comprehensive general liability insurance against claims for personal injury, death or property damage arising out of all operations of the Tenant (including tenant's legal liability, personal liability, property damages and contractual liability to cover all indemnities and repair obligations) with respect to the business carried on in and from the Premises, in amounts required by the Landlord and any mortgagee of the Building or any parts thereof from time to time but in no event less than Five Million Dollars ($5,000,000.00) per occurrence; provided however that so long as McDATA Corporation is the Tenant such amounts shall be no less than One Million Dollars ($1,000,000.00) per occurrence;

          (ii) all risks direct damage insurance, covering the Premises (as defined in Section 1) including all chattels and fixtures and all leasehold improvements, trade fixtures, installations, additions and partitions forming part thereof and covering all of the Tenant's equipment, furnishings and chattels therein, in an amount equal to the full replacement value thereof; and

          (iii) such other forms of insurance as may be reasonably required by the Landlord and any mortgagee from time to time.

          All such insurance shall be with insurers and upon such terms and conditions as the Landlord reasonably approves, and copies of all policies or certificates of insurance and renewal shall be delivered to the Landlord; all such policies shall include the Landlord and any mortgagees as named insureds as their interests may appear, and shall contain a cross liability clause protecting the Landlord in respect of claims by the Tenant as if the Landlord were separately insured; all such policies shall also contain a provision prohibiting the insurer from altering or cancelling the coverage without first giving the Landlord thirty (30) days' prior written notice thereof; if the Tenant fails to take out and maintain in force such insurance, the Landlord may do so and pay the premiums and the Tenant shall pay the Landlord the amount of such premiums forthwith upon demand. If both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the Landlord's claim and the balance, if any, to the settlement of the Tenant's claim.

6.   TAXES

     (a)  In this Lease:

          (i) "MUNICIPAL TAXES" includes all taxes, rates, duties, levies and assessments whatsoever whether municipal, parliamentary or otherwise, charged upon the Phase II Lands or upon any buildings, erections or installations thereon or therein, or charged upon the Landlord on account thereof, including municipal taxes or local improvements or similar charges, and school taxes (whether for public or separate schools) but does not include business taxes or business occupancy taxes or other taxes that may hereafter be levied upon or in respect of the Tenant's business at the Premises, whether or not the same are collectible by the Landlord or a charge on the said lands. Where parking, shipping and receiving, landscaped and other common areas forming part of the Phase II Lands are assessed separately from the Premises and other leasehold space on the said lands, "Municipal Taxes" shall also include taxes in the year in question levied or charged upon or attributable to the assessed value of the same and any business taxes or tax in lieu thereof now or hereafter levied upon the Landlord in respect of such parking, shipping and receiving, landscaped or other common areas. With respect to any such Municipal Taxes and similar taxes on other parts of the Complex, the Landlord shall have the right from time to time to reasonably allocate and reallocate such Municipal Taxes and similar taxes among the Building and the Phase II Lands and any and all phases or portions of the Complex built from time to time, and the amount so allocated to the Building and the Phase II Lands shall constitute Municipal Taxes.

          (ii) "YEAR" shall mean the calendar year.

     (b) The Tenant covenants to pay the Tenant's Proportionate Share of Municipal Taxes for each Year to the Landlord as additional rent within ten (10) business days following receipt by the Tenant of written notice of the amount owing notwithstanding that the year in question or the Term of this lease may have ended. If in any Year after initial determination of the Tenant's Proportionate Share of Municipal Taxes for that Year by the Landlord, such amount is increased by reason of the issue of supplemental assessment notices or taxes or both, or other variation in the basis upon which the Tenant's Proportionate Share of Municipal Taxes is calculated, the Landlord shall, as often as necessary, recalculate the Tenant's Proportionate Share of Municipal Taxes for that Year and if the amount of the Tenant's Proportionate Share of Municipal Taxes for that year is more than originally calculated, the Tenant covenants to pay such excess (together with the original calculated amount of the Tenant's Proportionate Share of Municipal Taxes for that year if not already paid) as additional rent as aforesaid.

     (c) The Landlord shall be entitled in any Year, upon at least ten (10) business days' notice to the Tenant to require the Tenant to pay monthly, during the first nine (9) months of each Year, on the date for payment of monthly rental instalments and in addition thereto, as additional rent, an amount equal to 1/9th of the amount estimated by the Landlord to be the amount of the Tenant's Proportionate Share of Municipal Taxes for such year. The Landlord shall be entitled subsequently during the Year upon at least ten (10) business days' notice to the Tenant to revise its estimate of the amount of the Tenant's Proportionate Share of Municipal Taxes and the said monthly payment accordingly. All amounts received under this provision in any Year on account of the estimated amount of the Tenant's Proportionate Share of Municipal Taxes shall be applied in reduction of the actual amount of the Tenant's Proportionate Share of Municipal Taxes for such Year. If the said amounts received are less than the actual amount of the Tenant's Proportionate Share of Municipal Taxes, the Tenant shall pay the deficiency to the Landlord as additional rent within ten (10) business days following receipt by the Tenant of notice of the amount of the deficiency. If the said amounts received are greater than the actual amount of the Tenant's Proportionate Share of Municipal Taxes, the Landlord shall refund the excess to the Tenant within a reasonable time after the end of the Year in respect of which the payments were made.

     (d) If the Term shall commence, end or be determined on any day other than the first or last days of a Year, the Tenant shall be liable only for a portion of the amount of the Tenant's Proportionate Share of Municipal Taxes for such Year, determined on a per diem basis by dividing the amount of the Tenant's Proportionate Share of Municipal Taxes for such Year by 365 and multiplying the quotient so obtained by the number of days in the Term falling in the Year in question. If, however, during the Year in question, more than one assessed value or more than one mill rate shall have been attributed to the Premises, the Year shall be divided into periods in each of which one assessed value and one mill rate are applicable, and the Landlord shall determine the portion of the amount of the Tenant's Proportionate Share of Municipal Taxes for such Year to be attributed to each such period which shall be a fraction (in the ratio that the number of days in the period bears to the number of days in the Year) of the amount of the Tenant's Proportionate Share of Municipal Taxes which would have occurred had this lease and the assessed value and mill rate for the period been in effect for the entire Year. Where a period falls entirely within the Term, the portion of the amount of the Tenant's Proportionate Share of Municipal Taxes so attributed thereto shall be borne entirely by the Tenant; where a period falls entirely outside the Term, the portion of the amount of the Tenant's Proportionate Share of Municipal Taxes so attributed thereto shall be borne entirely by the Landlord; where a period falls partly within and partly outside the Term, the portion of the Tenant's Proportionate Share of Municipal Taxes so attributed thereto shall be apportioned between the Landlord and the Tenant on a per diem basis.

7. RECOVERY OF ADJUSTMENTS - The Landlord shall have (in addition to any other right or remedy) the same rights and remedies in the event of default by the Tenant in payment of any amount payable pursuant to paragraph 6, or any other provision of this lease, as the Landlord would have in the case of default in payment of rent.

8. QUIET ENJOYMENT - The Landlord covenants with the Tenant for quiet enjoyment.

9.   LANDLORD'S COVENANTS - The Landlord further covenants with the Tenant:

     (a) TAXES - To pay, subject to the provisions of paragraph 6 hereof, all municipal property taxes (including local improvement rates), rates, duties and assessments that may be charged, levied, rated or assessed against the Premises.

     (b) LIGHTING, HEATING AND AIR CONDITIONING - To provide lighting to the Premises and the Building of which the Premises form part including the Common Inside Areas and the Common Outside Areas and Facilities and to provide heating and air-conditioning to the Premises to an extent sufficient to maintain therein a reasonable temperature at all times during normal business hours, which are defined as between 8:00 a.m. and 6:00 p.m. Monday through Friday, excluding public or statutory holidays, except during the making of repairs; and, to provide, at hours other than normal business hours, at the Tenant's request and expense, electricity, hot and cold running water, heat (when necessary), air conditioning (when necessary), lighting within the Premises and elevator service; but should the Landlord make default in providing such services, it shall not be liable for any other or greater damages than the monies (if any) expended by the Tenant in providing such services for the Premises and in no event shall the Landlord be liable for indirect or consequential damages for personal discomfort or illness suffered by the Tenant, its servants, agents or employees or any other person using the Premises arising out of any default of the Landlord in providing such services.

     (c) CARETAKING - To maintain and keep clean all public areas in the Building including the washrooms, subject to the provisions hereof. The Landlord shall not have any responsibility to provide any such services within the Premises, except as to the obligations to cause such maintenance and cleaning to be done. In addition, the Landlord shall not be responsible for any act of omission or commission or for any negligence on the part of the person employed to perform such work.

     (d)  ACCESS

          (i) To permit the Tenant and the employees of the Tenant and all persons lawfully requiring communication with them to have the use at reasonable times in common with others of the main entrance of the Building and the stairways and corridors leading to the Premises; provided that the Landlord may maintain reasonable security measures in the Building to prevent unauthorized persons entering the Premises and the Building after normal business hours which are defined as between 8:00 a.m. and 6:00 p.m. Monday through Friday, excluding public or statutory holidays.

          (ii) It is understood and agreed that the Landlord shall not prevent the Tenant and its employees from having access to the Premises twenty-four (24) hours a day, seven (7) days a week throughout the Term and any renewals thereof, as well as to the parking facilities for the Building, by activation controls and from using the common areas of the Building and the property for its intended purposes in common with others entitled thereto.

          (iii) The Landlord will allow the Tenant access to the electrical/telephone room in the core to install the Tenant's telephone/data equipment and electrical panels, at such time(s) as many be arranged in advance with the Landlord, after obtaining the Landlord's approval which will not be unnecessarily withheld.

     (e) WASHROOMS - To permit the Tenant and the employees of the Tenant in common with others entitled thereto to use the washrooms in the Building.

     (f) ELEVATORS - To furnish, during normal business hours, as hereinbefore defined, except when repairs are being made, elevator service, to permit the Tenant and the Tenant's employees and invitees to have free use of such elevator service in common with others entitled thereto, but the Tenant and such employees and all other persons using such service shall do so at their sole risk and under no circumstances shall the Landlord be held responsible for any damage or injury happening to any person while using the elevator or occasioned to any person by any elevator or any of its appurtenances; the use of such elevator and all deliveries to the Premises shall be in the manner and at the times designated from time to time by the Landlord.

     (g) The Landlord warrants that it will maintain the Building as a first class office building similar to other "A" class buildings in the City of North York which are of comparable age, size and location.

10.  COMMON AREAS -EXPANSION AND ALTERATION

     (a) Notwithstanding anything in this lease contained, the Landlord shall upon giving 24 hour written notice have the right to enter into the Premises and to bring workmen and materials thereon to make such additions, alterations, improvements, installations and repairs, as the Landlord may from time to time decide, in respect of the Building, the Complex, the Phase II Lands, the lands described in Schedule "C", the Common Inside Areas, the Common Outside Areas and Facilities, or any part thereof, including the walkways, parking areas, shipping and receiving areas, driveways, and any other improvements thereto or erections thereon (except to the Premises), including the right to change the size and shape thereof, erect buildings thereon or sell or lease part or parts thereof. The Landlord may cause such reasonable obstructions and interference with the use and enjoyment of the Building, Complex, Phase II Lands and other lands, Common Inside Areas or Common Outside Areas and Facilities as may be necessary for the purposes aforesaid and may interrupt or suspend the supply of electricity, water or other utilities or services when necessary and until the additions, alterations, improvements, installations or repairs have been completed, and there shall be no abatement in rent nor shall the Landlord be liable by reason thereof, provided all such work and such interruptions or suspensions is done as expeditiously as reasonably possible. The Landlord shall have the right to use, install, maintain and repair pipes, wires, ducts, shafts or other installations in, under or through the Premises for or in connection with the supply of any services to the Premises or any other premises in the Building or on the Phase II Lands or the lands described in Schedule "C".

          Without limiting the generality of the foregoing, the Landlord hereby reserves the right at any time and from time to time to make changes or revisions in its plans for the said lands, the Building, the Complex, the Common Inside Areas or the Common Outside Areas and Facilities, as aforesaid, and particularly the right to construct other buildings and improvements on the Phase II Lands or the lands described in Schedule "C". The Landlord shall have the right to specify the date on which any such changes become part of the said lands, the Building, the Complex, the Common Inside Areas or the Common Outside Areas and Facilities, as the case may be, for all purposes.

     (b) The Landlord shall have the right to issue rules and regulations from time to time respecting the use of the Common Inside Areas and Common Outside Areas and Facilities including without limiting the generality of the foregoing rules and regulations designating the means by which merchandise may be moved to and from the storage or loading areas and all such rules and regulations shall be binding upon the Tenant.

     (c) The manner in which the Common Outside Areas and Facilities and the Common Inside Areas are maintained and the expenditures incurred in connection therewith shall be at the sole discretion of the Landlord.

11. FIXTURES - Provided that the Tenant may remove its trade fixtures; provided further that all installations, alterations, additions, partitions and fixtures other than trade or tenant's fixtures in or upon the Premises, whether placed there by the Tenant or the Landlord, shall become the Landlord's property without compensation therefor to the Tenant and shall not be removed from the Premises at any time either during or after the Term; and provided further that if the Landlord so directs by written notice to the Tenant, the Tenant shall upon the termination of the Term, at the expense of the Tenant, subject to the provisions of Section 42 and 43 of this Lease, promptly remove any or all of the installations, alterations, additions, partitions and fixtures placed in the Premises by or at the request of the Tenant or accepted by the Tenant at the commencement of the Term and the Tenant shall make good any damage caused by such removal or the Landlord may make good such damage and the Tenant shall pay the cost thereof on demand which shall be recoverable as rent.

12. INJURY TO PREMISES AND BUILDING -Provided that if during the Term, the Premises or the Building shall be damaged or destroyed by any cause whatsoever, then the following provisions shall have effect if and to the extent applicable:

     (a) If the Premises or other parts of the Building shall be so badly injured as to render the Premises unfit for the Tenant's use and occupancy and shall be incapable, with reasonable diligence, of being repaired within 180 days from the happening of such injury then either the Landlord or the Tenant (subject to clause (d) below) may declare the Term to be forthwith terminated and the Tenant shall immediately surrender the Premises to the Landlord and shall pay rent only to the time of such injury, and the Landlord may re-enter and repossess the Premises discharged of this lease and may remove all person therefrom.

     (b) If the Premises or other parts of the Building shall be capable, with reasonable diligence, of being repaired and rendered fit for the Tenant's use and occupancy within 180 days from the happening of such injury as aforesaid then, subject to clause (d) below, (i) if the damage is such as to render the Premises wholly unfit for occupancy during the process of such repairs, the rent hereby reserved shall not run or accrue after such injury or while the process of repair is going on and the rent shall recommence immediately after such repairs have been completed; or (ii) if the damage is so slight that the Premises are partially fit for occupancy and use for the purpose of the Tenant's business, until such damage has been repaired the rent hereby reserved shall abate only in proportion to the extent that possession and enjoyment are interfered with and until such possession and enjoyment are fully restored. For greater certainty the Landlord shall repair the Building and the Tenant, in accordance with its obligation under Section 5(f), shall repair the Premises and its equipment, furnishing and chattels therein.

     (c) The certificate of the Landlord's Architect as to whether any such injury can or cannot be repaired within a period of one hundred and eighty (180) days from the happening of any such injury shall be final and binding upon the parties hereto as to the facts so certified.

     (d) Notwithstanding anything to the contrary under this section 12, the Tenant shall not be entitled to terminate this Lease under clause (a) above or to receive any abatement of rent under clause (b) above where the Tenant is responsible for the cost of repairing such damage or destruction under Section 5(g).

13. DAMAGES TO PROPERTY - The Landlord shall not be liable nor responsible in any way for any loss of or damage or injury to any property belonging to the Tenant or to employees of the Tenant or to any other person while such property is in or upon the Premises or in the Building or the Complex unless such loss, damage or injury shall have been caused by the gross negligence of the Landlord or of its employees, servants or agents; but, notwithstanding the foregoing, in no event shall the Landlord be liable for indirect or consequential damages or for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or the Complex or from the water, steam or drainage pipes or plumbing works of the Building or the Complex or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted by any other tenant. The Tenant covenants to indemnify and save harmless the Landlord against and from all loss, costs, claims or demands in respect of any injuries, loss or damage referred to in this paragraph except if same is caused by the negligent act or omission of the Landlord.

14. IMPOSSIBILITY OF PERFORMANCE - It is understood and agreed that whenever and to the extent that the Landlord shall be unable to fulfil or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service or labour required to enable it to fulfil such obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller, board, governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord shall be relieved from the fulfilment of such obligation and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

15. DEFAULT OF TENANT - Provided, and it is hereby expressly agreed, that if and whenever the rent hereby reserved, or any part thereof, shall not be paid on the day appointed for payment thereof, although no formal demand shall have been made thereof, or in the case of the breach, non-observance or non-performance of any of the covenants or agreements or Rules and Regulations herein contained or referred to on the part of the Tenant to be observed and performed, or in the case the Premises shall be vacated or remain unoccupied for a period of fifteen (15) consecutive days, or in case the Term shall be taken in execution or attachment for any cause whatever, then and in each such case, it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and the same to have again, re-possess and enjoy as of its former estate, anything herein contained to the contrary notwithstanding.

16. BANKRUPTCY - Provided further that in case the Premises shall remain vacant or not used for period of fifteen days or be used by any person other than the Tenant or for any purpose other than that as herein or in the annexed Rules and Regulations provided, without the written consent of the Landlord, or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant or the Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or (if the Tenant is a company) an order shall be made for the winding-up of the Tenant, then in any such case this lease shall, at the option of the Landlord, cease and determine and the Term shall immediately become forfeited and void and the then current month's rent and the next ensuing three months' rent shall immediately become due and payable and the Landlord may re-enter and take possession of the Premises as though the Tenant or other occupant or occupants of the Premises was or were holding over after the expiration of the Term without any right whatever, but the Tenant shall continue to be liable to the Landlord for the rent hereby reserved for the balance of the Term.

17. WAIVER OF EXEMPTIONS - The Tenant hereby covenants and agrees with the Landlord that in consideration of the Premises and of the leasing and letting by the Landlord to the Tenant of the Premises for the Term (and it is upon that express understanding that these presents are entered into), notwithstanding anything contained in Section 30 of the Landlord and Tenant Act, RSO 1990, CCL. 7 or in any other statute which may hereafter be passed to take the place of the said Act or the amendment of same, none of the goods or chattels of the Tenant at any time during the continuance of the Term hereby created on the Premises, shall be exempt from levy by distress for rent in arrears by the Tenant as provided for by section or sections of the said Act or any amendment or amendments thereto, and that upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in said section or sections or amendment or amendments thereto, the Tenant waiving as the Tenant hereby does, every benefit that could or might have accrued to the Tenant under and by virtue of the said section or sections of the said Act or any amendment or amendments thereto but for this covenant.

18. RIGHT OF RE-ENTRY - The Tenant further covenants and agrees that upon the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this lease, the Landlord in addition to all other rights, shall have the right to enter the Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor, and to re-let the Premises as the agent of the Tenant, and to receive the rent therefor and, as the agent of the Tenant, to take possession of any furniture or other property on the Premises and to sell the same at public or private sale with or without notice and to apply the proceeds of such sale and any rent derived from re-letting the Premises upon account of the rent hereby reserved, and the Tenant shall be liable to the Landlord for the deficiency if any.

19. RIGHT OF TERMINATION - The Tenant further covenants and agrees that upon the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this lease, the Landlord, in addition to all other rights, shall have the right to terminate forthwith this lease and the Term by leaving upon the Premises notice in writing of its intention so to do, and thereupon rent and any other payments for which the Tenant is liable under this lease shall be computed, apportioned and paid in full to the date of such termination of this lease, and the Tenant shall immediately deliver up possession of the Premises to the Landlord, and the Landlord may re-enter and take possession of the same. Any such re-entry and any such termination shall be without prejudice to the Landlord's right to sue for damages and to pursue its other remedies at law and hereunder.

20. NON-WAIVER - Any condoning, waiving, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times of or in respect of any covenant, proviso or condition herein contained shall not operate as a waiver of the Landlord's rights hereunder in respect of any subsequent default, breach or non-observance, nor so as to defeat or affect in any way the rights of the Landlord herein in respect of any such subsequent default or breach.

21. WAIVER - The Tenant hereby expressly waives the benefit or Section 35 of the Landlord and Tenant Act and amendments thereto and of any present or future Act of the Legislature of the Province of Ontario permitting the Tenant to claim a set off against the rent reserved hereby for any cause whatsoever.

22. CHATTELS - Provided that in the case of removal by the Tenant of the goods and chattels of the Tenant from the Premises the Landlord may follow the same for thirty (30) days in the same manner as is provided for in the Landlord and Tenant Act.

23. LANDLORD MAY PERFORM COVENANTS - If the Tenant shall fail to perform any of the covenants or obligations of the Tenant under or in respect of this lease, the Landlord, subject as hereinafter provided, may from time to time, in its discretion, perform or cause to be performed any of such covenants or obligations, or any part thereof, and for such purpose may do such things as may be requisite, including without limiting the foregoing, entering upon the Premises and doing such things upon or in respect of the Premises or any part thereof as the Landlord may consider requisite or necessary or making, on behalf of the Tenant, any payment which the Tenant is obligated to make under the provisions of this lease (including all expenses incurred and expenditures made by or on behalf of the Landlord under this paragraph and any other amounts owing by the Tenant to the Landlord under the provisions of this lease, other than rent) shall, unless otherwise provided in this lease, be forthwith paid by the Tenant to the Landlord upon receipt of written notice requesting same and if not so paid shall bear interest at the same rate as referred to in paragraph 3 of this lease, from the date the same were incurred, made or due (particulars as to which shall be given by the Landlord to the Tenant) and all amounts owing to the Landlord and referred to by this paragraph shall be deemed to be additional rent and recoverable by the Landlord in the same manner as if they were rent in arrears and with like powers of distress. Provided that, except in cases of emergency, the Landlord before exercising its rights under this clause to perform any obligation or covenant of the Tenant shall give to the Tenant fifteen (15) days' notice of the default which the Landlord intends to remedy and if the Tenant within said period forthwith remedies or takes such action as may be necessary to remedy said default and thereafter pursues and completes same with all reasonable diligence the Landlord shall not proceed under this clause in respect of said default.

24. OVERHOLDING - If without any further written agreement the Tenant shall continue to occupy the Premises and pay rent after the expiration of the Term, the Tenant shall be a monthly tenant at a monthly rental equal to one-sixth (1/6) of the annual rental payable in respect of the last year of the Term and otherwise on the terms and conditions herein set out, except as to length of tenancy.

25. NO COLLATERAL AGREEMENTS - It is understood and agreed that this lease contains the entire agreement and understanding made between the parties hereto and that there is no representation, warranty, collateral agreement or condition, expressed or implied, affecting this lease or supported hereby other than such as may be expressly contained in or implied from the provisions hereof and that this lease may not be modified except as herein expressly provided or except by subsequent agreement in writing of equal formality hereto executed by the Landlord and the Tenant.

26.  ARBITRATION

     (a) In the case of any dispute between the Landlord and the Tenant during the Term hereof, and any renewal, as to any matter arising hereunder, either party hereto shall be entitled to give to the other party notice of such dispute and demand arbitration thereof and, after giving notice and demand, each party shall at once appoint an arbitrator and such appointees shall jointly appoint a third. The decision of any two of the three arbitrators so appointed shall be final and binding upon the parties hereto who covenant one with the other that their disputes shall be so decided by arbitration alone and not be recourse to any court by action at law.

     (b) If within a reasonable time the two arbitrators appointed by the parties hereto do not agree upon a third, or if the party who has been notified of a dispute fails to appoint an arbitrator, then a third arbitrator or an arbitrator to represent the party in default may, upon petition of the party not in default, be appointed by a judge of the Ontario Court of Justice. The cost of the arbitration shall be apportioned between the parties hereto as the arbitrators may decide.

27. SUBORDINATION - This lease is subject and subordinate to all ground or underlying leases, if any, and to all mortgages (including any deed or trust and mortgage securing bonds and all indentures supplemental thereto) which may now or hereafter affect either the freehold lands on which the Building is situate or such leases and the parcel or parcels of leasehold land constituted thereby, as the case may be, and to all renewals, modifications, consolidations, replacements and extensions thereof. The Tenant agrees to execute promptly any certificate in confirmation of such subordination as the Landlord may request and hereby constitutes the Landlord, the agent or attorney in fact of the Tenant for the purpose of executing any such certificate and of making application at any time and from time to time to register postponements of this lease in favour of any such mortgage in order to give effect to the provisions of this paragraph
     27. Notwithstanding and in addition to the foregoing, the holder of any such mortgage may subordinate and postpone such mortgage to this Lease at anytime by instrument in writing registered on title without the further consent or agreement of the Tenant. The Tenant, if so requested, shall attorn to any mortgage when such mortgage takes possession of the Building and to any purchaser of the Building and shall recognize such mortgagee or purchaser as the landlord under the Lease.

28. REGISTRATION - The Tenant covenants and agrees with the Landlord that the Tenant will not register this lease in this form in the appropriate Registry Office or Land Titles office, as the case may be. If the Tenant desires to make a registration for the purpose only of giving notice of this lease, then the parties hereto shall contemporaneously with the execution of this lease execute a short form thereof, solely for the purpose of supporting an application for registration of notice thereof. The Tenant shall pay to the Landlord forthwith upon demand as additional rent the Landlord's reasonable costs associated with such registration, including reasonable legal fees.

29. NOTICE - Any notice or request herein provided for or given hereunder if given by the Landlord to the Tenant shall be sufficiently given if mailed at a time of no actual or reasonable anticipated disruption in regular postal service, by prepaid registered post address to the Tenant at the Premises or if delivered in a sealed envelope addressed to the Tenant at the Premises and any notice or request herein provided for or given hereunder if given by the Tenant to the Landlord shall be sufficiently given if mailed or delivered as aforesaid addressed to the Landlord c/o Emerald Property Services Inc., with respect to Cosmopolitan Corporate Centre Phase II, 335 Bay Street, Suite 900, Toronto, Ontario, M5H 2R3. Any notice or request shall be conclusively deemed to have been given if mailed as aforesaid on the third business day next following the day on which it was so mailed, if sent by facsimile shall be conclusively deemed to have been delivered at the time of such sending unless received after 5:00 p.m. local time of the addressee's offices in which event it shall be deemed to have been received on the next business day, and if delivered at the time of delivery. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the purpose of giving such notices or requests thereafter.

30. CAPTIONS - The captions appearing in this lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope of meaning of this lease or any of its provisions.

31. EFFECTS OF LEASE - This indenture and everything herein contained shall extend to and bind and may be taken advantage of by the respective heirs, executors, administrators, successors, and assigns, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord as provided in paragraph 5(i) to any assignment or sub-lease, and where the Tenant consists of more than one person or is a female or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants on the part of the Tenant shall be deemed point and several.

32. SCHEDULES - Schedules "A", "B", "C" and "D" annexed hereto form part of this lease.

33. ASSIGNMENT BY LANDLORD - If the Landlord sells the Building or Complex or leases the entire Building or Complex under one lease, or so sells or leases the lands on which the Building or Complex is located or any part thereof, or assigns this lease, and to the extent that the purchaser, lessee or assignee is responsible for compliance with the covenants and obligations of the Landlord hereunder, the Landlord without further written agreement shall be discharged and relieved of liability under the said covenants and obligations.

34. ADDITIONAL RENTALS - All amounts that are or shall become payable by the Tenant to the Landlord pursuant to this lease and whether hereinbefore expressed to be payable as additional rent or otherwise than as rent shall be and it is hereby agreed that they and each of them shall be payable as additional rent.

35.  TIME OF ESSENCE - Time shall be of the essence of this lease.

36. LAW - This lease shall be governed by and construed in accordance with the laws of the Province of Ontario.

37. PLANNING ACT - This lease is subject to compliance with the provisions of the Planning Act of Ontario.

38.  PARKING SPACES

     (a) The Tenant shall be entitled during the Term to have the use of up to fifty-two (52) parking spaces in the parking facilities from time to time forming part of the Complex. The Landlord shall use it reasonable best efforts to provide these parking spaces on a contiguous basis, fifty percent (50%) of which shall be assigned for the exclusive use of the Tenant, and the Landlord shall provide to the Tenant up to fifty-two (52) parking access cards for the indoor parking garage of the Building, all at no cost to the Tenant. The cost of signage for all parking spaces shall be borne by the Tenant. The use of such parking spaces shall be subject to the rules and regulations prescribed by the Landlord, its contractor or agent from time to time for parking in the parking facilities of the Complex. The Landlord shall have to the right to monitor the Tenant's use of such parking spaces from time to time, and in the event the Tenant is not making use of any number of the allocated parking spaces, the Landlord may, upon mutual consent with the Tenant, reduce the number of Tenant parking stalls accordingly.

     (b) No propane-powered vehicles shall be permitted in the indoor parking facilities of the Complex.

39. NET LEASE - The Tenant acknowledges that it is intended and agreed that this Lease is completely carefree net lease for the Landlord and that the Landlord is not responsible during the Term or any renewals thereof for any costs, charges, expenses or outlays of any nature relating to the Premises, Building, the Common Inside Areas and Common Outside Areas and Facilities, or the Complex, or the contents thereof, or otherwise, except as specifically set forth in this Lease, and that the Tenant will pay all charges, taxes, impositions, costs and expenses of every kind relative to the Premises, and the Tenant covenants with the Landlord accordingly.

     Notwithstanding any other provisions of this Lease to the contrary, the Tenant shall pay to the Landlord an amount equal to any and all goods and services taxes, sales taxes, value added taxes, or any other taxes imposed on the Landlord with respect to Basic Rent, Additional Rent or any other amounts payable by the Tenant to the Landlord under this Lease whether characterized as a goods and services tax, sales tax, value added tax or otherwise (herein called "Sales Taxes"), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes payable by the Landlord. The amount of such Sales Taxes so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Sales Taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Notwithstanding any other provision in this Lease to the contrary, the amount payable by the Tenant under this paragraph shall be deemed not to be Basic Rent or additional rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of rent under this Lease.

40. RELOCATION - The Landlord shall have the right, at any time and from time to time during the Term of this Lease and any renewal thereof, to change the location of the Premises from the location described in this Lease to another location elsewhere in the Building. Provided that the Landlord shall give the Tenant reasonable notice of such relocation and the Landlord shall reimburse the Tenant for all reasonable out of pocket costs directly related to such relocation, but not including any direct costs such as lost profits during the relocation period or damages for inconvenience.

41. LEASEHOLD IMPROVEMENTS - The Tenant shall lease the Premises on an "as is" basis. Those leasehold improvements existing in the Premises at the commencement of the Term shall be the responsibility of the Tenant. All leasehold further improvements shall be at the Tenant's cost and must have the Landlord's written approval before installation.

42. LANDLORDS RIGHT TO TERMINATE - The Landlord may with no less than six (6) months prior written notice, which notice cannot be delivered on or before December 31, 1997, terminate the Lease. For sake of greater clarity, the earliest date of termination shall be June 30, 1998, and thereafter at any time with six months prior written notice. The Tenant agrees to vacate the Premises six (6) months following delivery of such notice and shall leave the Premises in "broom swept" condition. The Tenant shall repair at its own expense damage to the Premises. In the event the Landlord terminates the Lease, the Tenant shall not be required to remove and restore any of the existing Leasehold Improvements.

43. TENANT'S RIGHT TO TERMINATE - The Tenant may with no less than six (6) months prior written notice, which notice cannot be delivered on or before June 30, 1998, terminate the Lease. For sake of greater clarity, the earliest date of termination by the Tenant shall be December 31, 1998, and thereafter at any time with six months prior written notice. The Tenant agrees to vacate the Premises six (6) months following delivery of such notice and shall leave the Premises in "broom swept" condition. The Tenant shall repair at its own expense damage to the Premises. In the event the Tenant terminates the Lease, the Tenant shall, if requested by the Landlord remove and restore the Leasehold Improvements and repair any damage caused by said removal to a maximum cost of sixteen thousand four hundred and forty-two dollars ($16,442.00).

44. RIGHTS PERSONAL - Parking, Signage Rights and the Tenant's Right to Terminate are personal to McDATA Corporation; are not assignable and shall cease upon McDATA Corporation assigning this Lease to a third party not affiliated with McDATA Corporation.

IN WITNESS WHEREOF the Landlord and the Tenant have executed these presents.


LANDLORD                                1211486 ONTARIO LIMITED



                                        Per:   /s/ George S. Schott
                                             ----------------------------------
                                        Name:  George S. Schott
                                        Title: President


SIGNED, SEALED AND DELIVERED in the presence of:


TENANT                                  MCDATA CORPORATION



                                        Per:   /s/ Dee J. Perry
                                             ----------------------------------
                                        Name:  Dee J. Perry
                                        Title: CFO, VP Finance & Adm.

                                                                             c/s


                                        Per:  _________________________________
                                        Name:
                                        Title:

                                                                             c/s

                                  SCHEDULE "A"

                                LEGAL DESCRIPTION
                          COSMOPOLITAN CORPORATE CENTRE
                                 PHASE II LANDS



     ALL AND SINGULAR those certain parcels or tracts of land and premises situate, lying and being in the City of North York, in the Municipality of Metropolitan Toronto, being composed of all of Block E according to Registered Plan No. 9518 and Blocks N and V according to Registered Plan No. 8723, said lands and premises being designated as Parts 1, 2, 3, 4 and 5 on Reference Plan No. 64R-10673, save and except that part of Block E, according to Registered Plan No. 9518 designated as Parts 1, 2 and 3 on Reference Plan No. 64R-10927.

                                  SCHEDULE "B"

                                    [DIAGRAM]

                                  SCHEDULE "C"

                                LEGAL DESCRIPTION
                          COSMOPOLITAN CORPORATE CENTRE



FIRSTLY

     ALL AND SINGULAR those certain parcels or tracts of land and premises situate, lying and being in the City of North York, in the Municipality of Metropolitan Toronto, being composed of all of Block E according to Registered Plan No. 9518 and Blocks N and V according to Registered Plan No. 8723, said lands and premises being designated as Parts 1, 2, 3, 4 and 5 on Reference Plan No. 64R-10673,


SECONDLY

     ALL AND SINGULAR those certain parcels or tracts of land and premises situate, lying and being in the City of North York, in the Municipality of Metropolitan Toronto, being composed of those parts of Lot 22, Concession 4, East of Yonge Street, designated as Parts 1 and 2 on Reference Plan No.64R-9889.

Together with a perpetual right of way for persons and vehicles in, over, along and upon that part of Lot 22, Concession 4, East of Yonge Street designated as
Part 8 on Reference Plan 64R-10673.

                                  SCHEDULE "D"

                              RULES AND REGULATIONS


1.   INGRESS AND EGRESS

     The sidewalks, entrances, elevators, stairways, corridors and fire escapes of the Complex and Building shall not be obstructed by the Tenant or used by him for any purpose other than for ingress and egress to and from the Premises. The Tenant shall not place or allow to be placed in the hallways, corridors or stairways any waste paper, dust, garbage, refuse or anything else whatsoever that would obstruct them or tend to make them appear unclean or untidy. Nothing shall be thrown by the Tenant or his employees out of the windows or doors or down the passages or sky lights of the Building.

2.   HEAVY EQUIPMENT

     Business machines, filing cabinets, heavy merchandise, equipment or other articles liable to overload, injure or destroy any part of the Building shall not be taken into it without the written consent of the Landlord and the Landlord shall in all cases retain the right to prescribe the weight and proper position of all such articles and the times and routes for moving them into or out of the Building; the cost or repairing any damage done to the Building by the moving or keeping of any such articles on the Premises shall be paid by the Tenant.

3.   OTHER TENANTS

     The Tenant and his employees shall not in any way interfere with or annoy other occupants of the Building or those having business with them.

4.   NOTICE OF DEFECTS

     The Tenant shall give the Landlord or its agent prompt written notice of any accident to or any defect in the plumbing, heating, air-conditioning, mechanical or electrical apparatus or any other part of the Building which has come to the attention of the Tenant.

5.   VEHICLES AND ANIMALS

     No bicycles or other vehicles and no dog or other animal or bird shall be brought into or kept in the Building.

6.   VEHICLES AND ANIMALS

     Furniture, effects and supplies shall not be taken into or removed from the premises except at such time and in such manner as may be previously approved by the Landlord.

7.   NOISE

     The Tenant will not make or permit any improper noise in the Building and will not place any radio or television antenna on the roof or in any part of the inside or outside of the Building other than the inside of the Premises; and will not operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; and will not operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the building or the complex or elsewhere.

8.   SLEEPING QUARTERS

     No one shall use the Premises for sleeping quarters.

9.   SECURITY

     The Landlord shall have the right:

     (a) to require all persons entering and leaving the Building at hours other than normal business hours (which are defined as between 8:00 a.m. and 6:00 p.m. Monday through Friday, excluding public or statutory holidays) as the Landlord may reasonably determine to identify themselves to a watchman by registration or otherwise and to establish their right to enter or leave; and

     (b) to exclude or expel any peddler or beggar at any time from the Premises or the Building.

10.  WASHROOMS

     The Tenant and its employees shall use such water closets, other water apparatus and washroom facilities in the Building as shall be from time to time designated by the Landlord for use in connection with the Premises. The water closets and other water apparatus shall not be used for any purpose other than those for which they are constructed and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant by whom or by whose employees the same is caused. Tenants shall not let water run unless in actual use.

11.  WINDOWS

     The Tenant shall observe strict care not to allow windows admitting light into the Premises to be opened or remain open so as to admit rain or snow, or so as to interfere with the heating of the Premises or the air-conditioning of the Premises or of the Building. The Tenant will be responsible for any injury caused to the property of other tenants or to the property of the Landlord by failure on the part of the Tenant to observe this rule.

12.  LOCKS

     The Tenant shall not place any additional lock upon any door of the Building and shall not replace any locks upon any door of the Building.

13.  COOKING

     The Tenant shall not permit any cooking in the Premises without the written consent of the Landlord.

14.  PARKING

     The Tenant and its employees, invitees, visitors, and others doing business with it at the Premises shall not block the driveways or parking stalls in the parking lot of the Building by parking their vehicles in such a manner that such vehicles restrict the free flow of traffic or prevent other vehicles from entering designated parking stalls or in a manner in which one vehicle is using or hindering the use of more than one parking stall. There shall be no overnight parking, whatsoever without the prior written approval of the Landlord. Any vehicles violating these rules with respect to parking will be ticketed and/or towed away by the Landlord at the expense of the Tenant. No propane-powered vehicles shall be permitted in the indoor parking facilities of the Complex.

     The Tenant at the commencement of the Term of this lease and from time to time during the Term of this lease at the Landlord's request will provide the Landlord with a list of all employees of the Tenant together with the make, model, year and current licence umber of such employee's vehicle or vehicles.

                                       2